4.21 Amended and Restated Borrowing and Agency Agreement between SeraCare, Inc. and Brown Brothers Harriman & Co. Dated December 21,1998.

                                 AMENDED AND RESTATED

                            BORROWING AND AGENCY AGREEMENT

                                                            December 21, 1998


Brown Brothers Harriman & Co.
40 Water Street, Boston
Massachusetts 02109

and

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts 02110

and

Brown Brothers Harriman * Co. as Administrative Agent
40 Water Street
Boston, Massachusetts 02109

Gentlemen:

     The undersigned, SeraCare, Inc., a California Corporation with an address of 1925 Century Park East, Suite 1970, Los Angeles, California 90067 ("SeraCare"), Avre Incorporated, a Nevada corporation with an address of 1925 Century Park East, Suite 1970, Los Angeles, California 90067 ("Avre"); Binary Associates, Inc., a Colorado corporation with an address of 1925 Century Park East, Suite 1970, Los Angeles, California 90067 ("Binary"); SeraCare Acquisitions, Inc., a Nevada corporation with an address of 1925 Century Park East, Suite 1970, Los Angeles, California 90067 ("Acquisitions"); BHM Labs, Inc., an Arkansas corporation with an address of 1925 Century Park East, Suite 1970, Los Angeles, California 90067 ("BHM"); SeraCare Technology, Inc., a Nevada corporation with an address of 2170 Woodward, Austin, Texas 78744 ("Technology"); The Western States Group, Inc., a California corporation with an address of 1935 Avenida del Oro, Suite F, Oceanside, California 92056; and American Plasma, Inc. a Texas corporation with an address of 719 Sawdust Road, Suite 205, Spring, Texas 77380 (collectively, the "Principal Obligors") (and SeraCare is hereinafter referred to in an additional capacity as the "Agent Borrower"), have requested that the Lenders (as hereinafter defined) establish certain loan arrangements with them (hereinafter the "Loan Arrangements"), and are today executing a Revolving Credit, Term Loan and Security Agreement. an Amended and Restated Revolving Term Note, a Revolving Term Note, two Term Promissory Notes and other documents with Brown Brothers Harriman & Co. ("8131-1"), State Street Bank and Trust Company ("State Street") (BBH and State Street are collectively hereinafter referred to as the "Lenders" and sometimes individually as a "Lender"), and Brown Brothers Harriman & Co. as Administrative Agent (the "Administrative Agent") for the Lenders, and pursuant to which the Lenders will make revolving credit loans and term loans. or otherwise extend credit accommodations to the Principal Obligors, subject to the terms and conditions therein set forth.

     The undersigned request that as a convenience to them, such loans as may be made under the Loan Arrangements be directed to the Agent Borrower which will, in turn, distribute the proceeds thereof to the Principal Obligors. As an additional inducement for Lenders to establish the Loan Arrangements and to direct such loans as may be made thereunder to the Agent Borrower, as described above, each of the undersigned covenants and agrees as follows:

     1 . Loans and advances under the Loan Arrangements shall be requested solely by the Agent Borrower as agent for the Principal Obligors. In connection therewith each Principal Obligor has authorized the Agent Borrower to execute promissory notes to the Lenders from time to time to evidence the liabilities, obligations and indebtedness of the Principal Obligors to the Lenders. The authority of the Agent Borrower so to request loans on behalf of, and to bind, the Principal Obligors, shall continue unless and until Lenders actually receive written notice of the termination of such authority, which notice is signed by the respective Presidents or Treasurers of each of the Principal Obligors.

     2. Any advances which may be made by Lenders under the Loan Arrangements which are directed to the Agent Borrower shall be received by the Agent Borrower in trust for the Principal Obligors. The Agent Borrower shall distribute the proceeds of any such advances solely to the Principal Obligors for such uses as are permitted under the Loan Arrangements. Each Principal Obligor shall be directly indebted to Lenders for each advance distributed to it by the Agent Borrower as if that amount had been advanced directly by Lenders to the Principal Obligor which received such proceeds. In addition, the other Principal Obligors shall also be obligated to Lenders in such amount.

     3. All advances by Lenders to and for each Principal Obligor made directly to the Agent Borrower under the Loan Arrangements (other than the Term Notes) shall be based on the collective Borrowing Base (as defined in the Revolving Credit, Term Loan and Security Agreement) of all Principal Obligors pursuant to the terms of the Revolving Credit, Term Loan and Security Agreement.

     4. All notices to be made by Lenders and the Administrative Agent to any or all Principal Obligors shall be deemed duly given if they are in writing and addressed to the Agent Borrower at its address as set forth in the Loan Arrangements, or at any other place such party may designate by notice in writing in accordance therewith.

     5. The Lenders and the Administrative Agent shall have no responsibility to inquire as to the distribution of loans and advances made by Lenders through the Agent Borrower as described herein. The Agent Borrower and each of the Principal Obligors agrees to indemnify, defend, and to hold the Lenders and the Administrative Agent harmless of, to, and from any liability, claim. demand, expense, or loss made against Lenders and/or the Administrative Agent on account of, or arising out of, the Loan Arrangements, and the Lenders' and/or the Administrative Agent's reliance upon loan requests made by the Agent Borrower.

     6. The Administrative Agent may issue one monthly statement to the Agent Borrower on behalf of all of the Principal Obligors, which statement shall cover all of the loans and advances made by Lenders through the Agent Borrower as described herein and shall be deemed correct and accepted by the Agent Borrower and each of the Principal Obligors, unless the Administrative Agent is provided within twenty (20) days after the receipt of that statement by the Agent Borrower with written notice by the Agent Borrower of exceptions with respect to that monthly statement.
Such notice shall set forth, with reasonable particularity, the reasons for such exceptions.

     7. In consideration of the continuance of the mutually beneficial business relationships among the Principal Obligors, and to induce the Lenders and the Administrative Agent to enter into the Loan Arrangements, each of the Principal Obligors hereby agrees to guarantee the payment when due of the other Principal Obligors' indebtedness to the Lenders from time to time outstanding in accordance with the terms of that certain Amended and Restated Cross-Guaranty Agreement, of even date herewith, by the Principal Obligors in favor of the Lenders and the Administrative Agent (the "Cross-Guaranty Agreement"). The Board of Directors of each of the Principal Obligors has determined that the Cross-Guaranty Agreement is in the best interests of each of the Principal Obligors.

     8. If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to THE FULLEST EXTENT PERMITTED by law.

                           [INTENTIONALLY LEFT BLANK]

                               Very truly yours,
                               PRINCIPAL OBLIGORS:


/s/ Jerry L. Burdick                   By:  /s/ Barry D. Plost
                                            ------------------------------------
                                            Barry D. Plost, Chairman and CEO


                                       Avre  Incorporated


/s/ Jerry L. Burdick                   By:  /s/ Barry D. Plost
                                            ------------------------------------
                                            Barry D. Plost, Chairman and CEO


                                       Binary Associates, Inc.


/s/ Jerry L. Burdick                   By:  /s/ Barry D. Plost
                                            ------------------------------------
                                            Barry D. Plost, Chairman and CEO


                                       SeraCare Acquisitions, Inc.


/s/ Jerry L. Burdick                   By:  /s/ Barry D. Plost
                                            ------------------------------------
                                            Barry D. Plost, Chairman and CEO


                                       BHM Labs, Inc.


/s/ Jerry L. Burdick                   By:  /s/ Barry D. Plost
                                            ------------------------------------
                                            Barry D. Plost, Chairman and CEO


                                       SeraCare Technology, Inc.


/s/ Jerry L. Burdick                   By:  /s/ Barry D. Plost
                                            ------------------------------------
                                            Barry D. Plost, Chairman and CEO

                                       The Western States Group, Inc.


/s/ Jerry L. Burdick                   By:  /s/ Barry D. Plost
                                            ------------------------------------
                                            Barry D. Plost, Chairman and CEO


                                       American Plasma, Inc.


/s/ Jerry L. Burdick                   By:  /s/ Barry D. Plost
                                            ------------------------------------
                                            Barry D. Plost, Chairman and CEO

/s/ Jerry L. Burdick                   By:  /s/ Barry D. Plost
                                            ------------------------------------
                                            Barry D. Plost, Chairman and CEO

/s/ Jerry L. Burdick                   By:  /s/ Barry D. Plost
                                            ------------------------------------
                                            Barry D. Plost, Chairman and CEO



                                       AGENT BORROWER:


                                       SeraCare, Inc.


                                       By: /s/ Barry D. Plost
                                          --------------------------------------
                                          Barry D. Plost, Chairman and CEO

ACCEPTED:

Brown Brothers Harriman & Co.


By: /s/ Joseph E. Hall
   ----------------------------------
   Joseph E. Hall, Deputy Manager


State Street Bank and Trust Company


By: /s/ Bruce S. Daniels
   ----------------------------------
   Name: Bruce S. Daniels
   Title: VP


Brown Brothers Harriman & Co. as Administrative Agent


By: /s/ Joseph E. Hall
   ----------------------------------
   Joseph E. Hall, Deputy Manager